Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is presented by NextEra Energy, Inc., a Florida corporation (NEE), to illustrate the estimated effects of the proposed business combination with Dominion Energy, Inc., a Virginia corporation (Dominion Energy), in accordance with the terms of the Agreement and Plan of Merger, dated as of May 15, 2026, by and among NEE, WG Development Corp., a Virginia corporation and direct wholly owned subsidiary of NEE (Merger Sub Corp), CS Holdco, LLC, a Virginia limited liability company and direct wholly owned subsidiary of NEE (LLC Sub), and Dominion Energy (the Merger Agreement). Pursuant to the Merger Agreement, Merger Sub Corp will merge with and into Dominion Energy, with Dominion Energy surviving as a wholly owned subsidiary of NEE, and immediately thereafter Dominion Energy will merge with and into LLC Sub, with LLC Sub surviving as a wholly owned subsidiary of NEE (collectively, the Mergers).

Under the terms of the Merger Agreement, at the effective time of the first merger, each outstanding share of Dominion Energy common stock, other than shares to be cancelled as described in the Merger Agreement, will be converted into the right to receive (i) its pro rata share of an aggregate amount equal to $360 million in cash, without interest, and (ii) 0.8138 shares of NEE common stock, par value $0.01 per share.

The Unaudited Pro Forma Condensed Combined Statements of Income for the year ended December 31, 2025 and the three months ended March 31, 2026 give effect to the Mergers as if they had been completed on January 1, 2025. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2026 gives effect to the Mergers as if they had been completed on March 31, 2026. The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, (i) the historical audited consolidated financial statements of NEE and accompanying notes included in NEE’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (SEC) on February 13, 2026, (ii) the historical unaudited condensed consolidated financial statements of NEE and accompanying notes included in NEE’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 filed with the SEC on April 23, 2026, (iii) the historical audited consolidated financial statements of Dominion Energy and accompanying notes included in Dominion Energy’s Annual Report on Form 10-K for the year ended December 31, 2025 included in Exhibit 99.1 to this Form 8-K, and (iv) the historical unaudited condensed consolidated financial statements of Dominion Energy and accompanying notes included in Dominion Energy’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 included in Exhibit 99.2 to this Form 8-K.

The unaudited pro forma condensed combined financial information is presented for illustrative and informational purposes only and is not intended to represent what NEE’s results of operations or financial position would have been had the Mergers occurred on the dates indicated, nor is it intended to project the results of operations or financial position of NEE for any future period or as of any future date. The unaudited pro forma condensed combined financial information is based on currently available information and certain assumptions that NEE believes are reasonable under the circumstances. The pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analyses are performed. The actual financial position and results of operations of NEE following completion of the Mergers may differ materially from the unaudited pro forma amounts reflected herein.

The Mergers are expected to be accounted for as a business combination using the acquisition method of accounting under accounting principles generally accepted in the United States of America (U.S. GAAP), with NEE treated as the accounting acquirer based on factors including NEE's role in providing consideration and its governance and management control of the combined entity. Under the acquisition method of accounting, the consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed of Dominion Energy based on their estimated fair values as of the closing date of the Mergers, and any excess of the consideration transferred over the fair value of the net assets acquired will be recognized as goodwill, if applicable. The allocation of the consideration transferred reflected in the unaudited pro forma condensed combined financial information is preliminary and is based on management’s estimates and assumptions using information currently available. The final acquisition accounting will be completed after the closing of the Mergers and may differ materially from the preliminary amounts reflected in the unaudited pro forma condensed combined financial information.

The completion of the Mergers is subject to customary closing conditions, including, among others, approval by Dominion Energy shareholders of the Merger Agreement and the applicable plan of merger, approval by NEE shareholders of the issuance of NEE common stock in connection with the Mergers, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act), receipt of specified regulatory approvals, including the obtaining by Dominion Energy and NEE of consents and approvals required under (i) the HSR Act, (ii) the Federal Energy Regulatory Commission, (iii) the U.S. Nuclear Regulatory Commission, (iv) the Virginia State Corporation Commission, (v) the North Carolina Utilities Commission and (vi) the Public Service Commission of South Carolina, approval for listing on the New York Stock Exchange of the NEE common stock to be issued in the Mergers, effectiveness of the registration statement on Form S-4, accuracy of the parties’ representations and warranties, compliance with covenants, and the absence of a material adverse effect on either Dominion Energy or NEE.

NEXTERA ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (millions)
	March 31, 2026
	NEE Historical	Dominion Energy Historical as Conformed (See Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,998	$351	$(610)	4A, 4F	$1,739
Customer receivables, net of allowances	4,131	2,388	—		6,519
Other receivables	2,176	920	—		3,096
Materials, supplies and fuel inventory	2,577	1,942	—		4,519
Regulatory assets	448	1,290	(4)	4L	1,734
Derivatives	1,237	303	—		1,540
Other	1,291	1,803	46	4C	3,140
Total current assets	13,858	8,997	(568)		22,287
Other assets:
Property, plant and equipment – net	162,361	80,208	172	4B	242,741
Special use funds	10,707	8,956	—		19,663
Investment in equity method investees	5,989	132	—		6,121
Prepaid benefit costs	2,922	2,709	—		5,631
Regulatory assets	7,199	9,028	(484)	4L	15,743
Derivatives	1,820	483	—		2,303
Goodwill	5,150	4,143	33,730	4D	43,023
Other	11,418	3,922	364	4C	15,704
Total other assets	207,566	109,581	33,782		350,929
TOTAL ASSETS	$221,424	$118,578	$33,214		$373,216
LIABILITIES AND EQUITY
Current liabilities:
Commercial paper	$5,360	$2,692	$1,397	4E	$9,449
Other short-term debt	1,258	524	(406)	4E	1,376
Current portion of long-term debt	3,837	3,439	—		7,276
Accounts payable	5,743	1,168	—		6,911
Customer deposits	731	274	—		1,005
Accrued interest and taxes	1,393	824	—		2,217
Derivatives	1,176	237	—		1,413
Accrued construction-related expenditures	2,927	724	—		3,651
Regulatory liabilities	294	459	—		753
Other	2,854	1,233	301	4C, 4F, 4H, 4K	4,388
Total current liabilities	25,573	11,574	1,292		38,439
Other liabilities and deferred credits:
Long-term debt	93,948	45,110	(58)	4G	139,000
Asset retirement obligations	3,730	7,415	—		11,145
Deferred income taxes	13,106	8,186	96	4H, 4M	21,388
Regulatory liabilities	12,095	8,985	161	4L, 4M	21,241
Derivatives	1,834	130	—		1,964
Other	4,506	3,470	(695)	4C, 4K, 4M	7,281
Total other liabilities and deferred credits	129,219	73,296	(496)		202,019
TOTAL LIABILITIES	154,792	84,870	796		240,458
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock	—	991	(991)	4I	—
Common stock – par value	21	—	7,311	4I	7,332
Additional paid-in capital	19,251	25,931	28,785	4I	73,967
Retained earnings	35,984	2,341	(2,803)	4I	35,522
Accumulated other comprehensive income (loss)	(34)	(116)	116	4I	(34)
Total common shareholders' equity	55,222	29,147	32,418		116,787
Noncontrolling interests	11,410	4,561	—		15,971
TOTAL EQUITY	66,632	33,708	32,418		132,758
TOTAL LIABILITIES AND EQUITY	$221,424	$118,578	$33,214		$373,216

NEXTERA ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (millions, except per share amounts)

	Three months ended March 31, 2026
	NEE Historical	Dominion Energy Historical as Conformed (See Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
OPERATING REVENUES	$6,701	$5,019	$(281)	4J	$11,439
OPERATING EXPENSES
Fuel, purchased power and interchange	1,329	1,818	—		3,147
Other operations and maintenance	1,422	985	—		2,407
Depreciation and amortization	1,371	631	—		2,002
Taxes other than income taxes and other – net	628	193	—		821
Total operating expenses – net	4,750	3,627	—		8,377
GAINS ON DISPOSAL OF BUSINESSES/ASSETS – NET	257	—	—		257
OPERATING INCOME	2,208	1,392	(281)		3,319
OTHER INCOME (DEDUCTIONS)
Interest expense	(1,287)	(561)	—		(1,848)
Other – net	278	3	—		281
Total other income (deductions) – net	(1,009)	(558)	—		(1,567)
INCOME (LOSS) BEFORE INCOME TAXES	1,199	834	(281)		1,752
INCOME TAX (BENEFIT) EXPENSE	(489)	48	(70)	4H	(511)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,688	786	(211)		2,263
NET LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	494	(164)	—		330
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NEE	$2,182	$622	$(211)		$2,593

Weighted-average shares outstanding:
Basic	2,082.5		731.1	4N	2,813.6
Assuming dilution	2,092.4		731.1	4N	2,823.5
Earnings from continuing operations per share attributable to NEE:
Basic	$1.05			4N	$0.92
Assuming dilution	$1.04			4N	$0.92

NEXTERA ENERGY, INC. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (millions, except per share amounts)

	Year ended December 31, 2025
	NEE Historical	Dominion Energy Historical as Conformed (See Note 3)	Transaction Accounting Adjustments	Note	Pro Forma Combined
OPERATING REVENUES	$27,412	$16,506	$(996)	4C, 4J	$42,922
OPERATING EXPENSES
Fuel, purchased power and interchange	4,944	4,868	—		9,812
Other operations and maintenance	5,399	3,547	500	4F	9,446
Depreciation and amortization	6,580	2,387	—		8,967
Taxes other than income taxes and other – net	2,469	1,290	—		3,759
Total operating expenses – net	19,392	12,092	500		31,984
GAINS ON DISPOSAL OF BUSINESSES/ASSETS – NET	260	—	—		260
OPERATING INCOME	8,280	4,414	(1,496)		11,198
OTHER INCOME (DEDUCTIONS)
Interest expense	(4,572)	(2,022)	—		(6,594)
Other – net	822	1,219	(151)	4L	1,890
Total other income (deductions) – net	(3,750)	(803)	(151)		(4,704)
INCOME (LOSS) BEFORE INCOME TAXES	4,530	3,611	(1,647)		6,494
INCOME TAX (BENEFIT) EXPENSE	(802)	532	(750)	4H, 4M	(1,020)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	5,332	3,079	(897)		7,514
NET LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1,503	(67)	—		1,436
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NEE	$6,835	$3,012	$(897)		$8,950

Weighted average number of shares outstanding:
Basic	2,064.5		731.1	4N	2,795.6
Assuming dilution	2,070.6		731.1	4N	2,801.7
Earnings from continuing operations per share attributable to NEE:
Basic	$3.31			4N	$3.20
Assuming dilution	$3.30			4N	$3.19

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The unaudited pro forma condensed combined financial statements were derived from historical consolidated financial statements of NextEra Energy, Inc. (NEE) and Dominion Energy, Inc. (Dominion Energy) which were prepared in accordance with U.S. GAAP. Certain accounting policy alignment and reclassification adjustments were made to conform Dominion Energy's historical financial statement presentation with NEE's historical financial statement presentation, see Note 3 and Note 4 for additional information. Further, there were no material intercompany transactions between NEE and Dominion Energy for the three months ended March 31, 2026 and for the year ended December 31, 2025.

The Merger is being accounted for as a business combination using the acquisition method of accounting under U.S. GAAP, which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. As the transaction has not closed, the initial accounting for the Merger is not complete and the valuations necessary to assess the fair values of certain assets acquired and liabilities assumed are preliminary. Therefore, the allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial statements is based upon management's preliminary estimates of the fair value of the assets acquired and liabilities assumed. The preliminary amounts recognized are subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that exist as of the acquisition date. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

2. Preliminary Purchase Price Allocation

The table below represents the preliminary calculation of estimated Merger consideration for the purposes of the unaudited pro forma condensed combined financial statements.

Estimated Merger Consideration
(millions)
Purchase price from stock consideration(a)(b)	$62,027
Cash consideration	360
Total estimated Merger consideration	$62,387

(a)Represents the estimated fair value of approximately 731 million shares of NEE common stock which shares were calculated per the Merger Agreement using Dominion Energy share counts and conversion methods outlined therein. For the purposes of the unaudited pro forma condensed combined financial statements, the estimate is based on NEE's closing stock price of $84.84 on June 11, 2026, which is the practicable date prior to filing the unaudited pro forma condensed combined financial statements.
(b)Certain NEE common stock issued to Dominion Energy employees is subject to a vesting period of 3 years from the initial grant date. The estimated fair value of the awards attributed to pre-Merger services was deemed not material and is not included in the purchase price from stock consideration. The estimated fair value of the awards attributed to post-Merger services has been excluded from the purchase price and instead will be accounted for post-Merger as stock-based compensation expense in accordance with U.S. GAAP.

The preliminary estimated Merger consideration could significantly differ from the amounts presented due to movements in NEE’s stock price until the Mergers are consummated. A sensitivity analysis related to the fluctuation in NEE’s stock price was performed to assess the impact that a hypothetical change of 10% on the closing price of NEE's common stock on June 11, 2026 would have on the estimated Merger consideration and preliminary goodwill at the closing of the Mergers:

Change in Stock Price	Stock Price	Estimated Merger Consideration	Preliminary Goodwill Impact
		(millions)
10% Increase	$93.32	$68,587	$6,200
10% Decrease	$76.36	$56,187	$(6,200)

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed from Dominion Energy are recognized and measured at fair value. The purchase price allocation is preliminary and is based on available information and certain assumptions, which NEE believes are reasonable.

In estimating the fair value of regulatory assets and liabilities, NEE considered the applicable regulatory framework, under which rates are designed to allow recovery of the costs of providing service to customers, including a reasonable rate of return on invested capital. These regulatory constructs represent a key input in the valuation of such balances and indicate that the carrying values of the assets and liabilities recoverable through rates are representative of their fair values.

The following table presents a preliminary allocation of the estimated Merger consideration to the fair values of the identifiable assets acquired and liabilities assumed from Dominion Energy, based on Dominion Energy's balance sheet as of March 31, 2026, as adjusted for accounting policy alignment and reclassification adjustments as well as acquisition accounting adjustments shown below.

March 31, 2026
(millions)
Total estimated Merger consideration	$62,387

Total current assets	$9,039
Property, plant, and equipment	80,380
Regulatory assets	8,544
Special use funds	8,956
Other assets, including intangible assets	7,610
Total estimated fair value of assets acquired	114,529

Total current liabilities	12,694
Long-term debt	45,052
Regulatory liabilities	9,146
Deferred income taxes	8,282
Asset retirement obligations	7,415
Other liabilities	2,865
Total estimated fair value of liabilities assumed	85,454
Noncontrolling interest	4,561
Estimated net assets acquired	$24,514

Goodwill	$37,873

3. Accounting Policy Alignment and Reclassification Adjustments

Certain reclassification and accounting policy alignment adjustments have been made to conform Dominion Energy's historical financial statement presentation to NEE's historical financial statement presentation and accounting policies as part of the unaudited pro forma condensed combined financial statement preparation. During the preparation of these unaudited pro forma condensed combined financial statements, NEE performed a preliminary analysis of Dominion Energy’s historical financial information to identify any differences in accounting policies that would require reclassification of Dominion Energy's historical financial statement presentation to conform to NEE's accounting policies. Aside from the accounting policy alignment and reclassification adjustments identified herein and in Note 4, NEE is not aware of any material differences between the accounting policies of NEE and Dominion Energy. However, upon completion of the merger and a more comprehensive comparison and assessment, additional differences may be identified.

The following reflects the accounting policy alignment and reclassification adjustments made to present Dominion Energy’s historical consolidated balance sheet as of March 31, 2026 in conformity with that of NEE:

		March 31, 2026
		(millions)
Presentation in Historical Financial Statements	NEE Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Assets
Cash and cash equivalents	Cash and cash equivalents	$351	—		$351
Customer receivables (less allowance for doubtful accounts)	Customer accounts receivable, net of allowance	2,388	—		2,388
Tax receivables		434	(434)	(a)	—
Other receivables (less allowance for doubtful accounts)	Other receivables	486	434	(a)	920
Inventories	Materials, supplies and fuel inventory	1,942	—		1,942
Regulatory assets	Regulatory assets	1,290	—		1,290
Prepayments		641	(641)	(b)	—
	Derivatives		303	(c)	303
Other (current assets)	Other (current assets)	779	1,024	(b) (c)(d)	1,803
Assets held for sale		686	(686)	(d)	—
Nuclear decommissioning trust funds	Special use funds	8,956	—		8,956
Investment in equity method affiliates	Investment in equity method investees	132	—		132
Other (investments)		378	(378)	(e)	—
Property, plant and equipment	Property, plant and equipment – net	107,928	(27,720)	(f)	80,208
Accumulated depreciation and amortization		(27,720)	27,720	(f)	—
Goodwill	Goodwill	4,143	—		4,143
	Prepaid benefit costs	—	2,709	(g)	2,709
	Derivatives	—	483	(h)	483
Regulatory assets	Regulatory assets	9,028	—		9,028
Other (noncurrent assets)	Other (noncurrent assets)	6,736	(2,814)	(e)(g)(h)	3,922
Total Assets		$118,578	$—		$118,578

Presentation in Historical Financial Statements	NEE Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Liabilities and equity
Securities due within one year	Current portion of long-term debt	$3,557	$(118)	(i)	$3,439
Short-term debt	Other short-term debt	3,098	(2,574)	(i)(j)	524
	Commercial paper	—	2,692	(j)	2,692
Accounts payable	Accounts payable	1,168	—		1,168
	Customer deposits	—	274	(k)	274
	Accrued interest and taxes	—	824	(l)	824
Accrued interest, payroll and taxes		986	(986)	(l)(m)	—
	Derivatives	—	237	(n)	237
	Accrued construction-related expenses	—	724	(n)	724
Regulatory liabilities	Regulatory liabilities	459	—		459
Other (current liabilities)	Other (current liabilities)	2,120	(887)	(k)(m) (n)(o)	1,233
Liabilities held for sale		186	(186)	(o)	—
Long-term debt	Long-term debt	37,809	7,301	(p)	45,110
Securitization bonds		883	(883)	(p)	—
Junior subordinated notes		5,978	(5,978)	(p)	—
Other (long-term debt)		440	(440)	(p)	—
Deferred income taxes	Deferred income taxes	8,186	—		8,186
Deferred investment tax credits		1,523	(1,523)	(q)	—
Regulatory liabilities	Regulatory liabilities	8,985	—		8,985
	Asset retirement obligations	—	7,415	(r)	7,415
	Derivatives	—	130	(s)	130
Other (long-term liabilities)	Other (long-term liabilities)	9,492	(6,022)	(q)(r) (s)	3,470
Preferred stock	Preferred stock	991	—		991
Common stock – no par	Additional paid-in capital	25,931	—		25,931
Retained earnings	Retained earnings	2,341	—		2,341
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(116)	—		(116)
Noncontrolling interests	Noncontrolling interests	4,561	—		4,561
Total liabilities and equity		$118,578	$—		$118,578

(a)Reclassification of $434 million from tax receivables to other receivables.
(b)Reclassification of $641 million from prepayments to other (current assets).
(c)Reclassification of $303 million from other (current assets) to derivatives (current assets).
(d)Reclassification of $686 million from assets held for sale to other (current assets).
(e)Reclassification of $378 million from other (investments) to other (noncurrent assets).
(f)Reclassification of $27,720 million from accumulated depreciation and amortization to property, plant and equipment – net.
(g)Reclassification of $2,709 million from other (noncurrent assets) to prepaid benefit costs.
(h)Reclassification of $483 million from other (noncurrent assets) to derivatives (noncurrent assets).
(i)Relates to reclassification of $118 million of lease obligations from securities due within one year to other short-term debt.
(j)Reclassification of $2,692 million from short-term debt to commercial paper.
(k)Reclassification of $274 million from other (current liabilities) to customer deposits.
(l)Reclassification of $824 million from accrued interest, payroll and taxes to accrued interest and taxes.
(m)Relates to reclassification of $162 million of accrued payroll from accrued interest, payroll and taxes to other (current liabilities).
(n)Reclassification of $237 million and $724 million from other (current liabilities) to derivatives (current liabilities) and accrued construction-related expenses, respectively.
(o)Reclassification of $186 million from liabilities held for sale to other (current liabilities).
(p)Reclassification of $883 million, $5,978 million and $440 million from securitization bonds, junior subordinated notes and other (long-term debt), respectively, to long-term debt.
(q)Relates to the reclassification of $1,523 million from deferred investment tax credits to other (noncurrent liabilities).
(r)Reclassification of $7,415 million from other (noncurrent liabilities) to asset retirement obligations.
(s)Reclassification of $130 million from other (noncurrent liabilities) to derivatives (noncurrent liabilities).

The following accounting policy alignment and reclassification adjustments were made to present the Dominion Energy’s historical consolidated statement of income for the three months ended March 31, 2026 in conformity with that of the NEE:

		Three Months Ended March 31, 2026
		(millions)
Presentation in Historical Financial Statements	NEE Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Operating revenue	Operating revenues	$5,019	$—		$5,019
Electric fuel and other energy-related purchases	Fuel, purchased power and interchange	1,606	212	(a)	1,818
Purchased electric capacity		69	(69)	(a)	—
Purchased gas		143	(143)	(a)	—
Other operations and maintenance	Other operations and maintenance	985	—		985
Depreciation and amortization	Depreciation and amortization	631	—		631
Other taxes	Taxes other than income taxes and other – net	228	(35)	(b)	193
Impairment of assets and other charges		(35)	35	(b)	—
Other income (expense)	Other – net	3	—		3
Interest and related charges	Interest expense	561	—		561
Income tax expense	Income tax expense (benefit)	48	—		48
Noncontrolling interests	Net income attributable to noncontrolling interests	164	—		164
Net income from continuing operations attributable to Dominion Energy	Net income from continuing operations attributable to NEE	$622	$—		$622

(a)Reclassification of $69 million from purchased electric capacity and $143 million from purchased gas to fuel, purchase power and interchange.
(b)Reclassification of $35 million from impairment of assets and other charges to taxes other than income taxes and other – net.

The following accounting policy alignment and reclassification adjustments were made to present Dominion Energy’s historical consolidated statement of income for the year ended December 31, 2025 in conformity with that of NEE:

		Year Ended December 31, 2025
		(millions)
Presentation in Historical Financial Statements	NEE Presentation	Dominion Energy Historical	Reclassification	Note	Dominion Energy as Conformed
Operating revenue	Operating revenues	$16,506	$—		$16,506
Electric fuel and other energy-related purchases	Fuel, purchased power and interchange	4,489	379	(a)	4,868
Purchased electric capacity		82	(82)	(a)	—
Purchased gas		297	(297)	(a)	—
Other operations and maintenance	Other operations and maintenance	3,547	—		3,547
Depreciation and amortization	Depreciation and amortization	2,387	—		2,387
Other taxes	Taxes other than income taxes and other – net	773	517	(b)	1,290
Impairment of assets and other charges		517	(517)	(b)	—
Other income (expense)	Other – net	1,219	—		1,219
Interest and related charges	Interest expense	2,022	—		2,022
Income tax expense	Income tax expense (benefit)	532	—		532
Noncontrolling interests	Net income attributable to noncontrolling interests	67	—		67
Net income from continuing operations attributable to Dominion Energy	Net income from continuing operations attributable to NEE	$3,012	$—		$3,012

(a)Reclassification of $82 million from purchased electric capacity and $297 million from purchased gas to fuel, purchase power and interchange.
(b)Reclassification of $517 million from impairment of assets and other charges to taxes other than income taxes and other – net.

4. Adjustments to Unaudited Pro Forma Condensed Combined Financial Statements

A.    Reflects a reduction of $360 million to reflect the cash portion of the Merger consideration to be paid by NEE (see Note 2).

B.    Reflects a step-up of $172 million in the fair value of the property, plant and equipment associated with the unregulated operations acquired. Fair value was estimated using significant assumptions about operating strategies and estimates of future cash flows, which required assessments of current and projected market conditions. Forecasting future cash flows requires assumptions regarding forecasted commodity prices for the sale of power and purchases of fuel and the expected operations of assets. For the three months ended March 31, 2026 and the year ended December 31, 2025, the change between Dominion Energy's historical depreciation and the depreciation calculated based on the estimated fair valued property, plant and equipment was not material.

C.    Reflects adjustments to measure the acquired intangible assets and liabilities related to the unregulated operations at their preliminary estimated fair value. The intangible assets relate to commodity and services contracts related to nuclear fuel and the intangible liabilities relate to solar and nuclear purchased power agreements (PPAs), respectively, at their preliminary estimated fair value (see table below). The nuclear fuel contract assets represent non-derivative commodity and supply contracts acquired from Dominion Energy. The initial amount recorded for the nuclear fuel contracts is the difference between the market value of the contract at the time of acquisition and the contract value based on the terms of the contract. The nuclear fuel contract assets are amortized over the life of the contract in relation to the expected realization of the underlying cash flows. Amortization of the nuclear fuel contract assets is ultimately recorded in fuel, purchased power and interchange. Solar and nuclear PPA liabilities represent non-derivative energy contracts acquired from Dominion Energy. The initial amount recorded for the solar and nuclear PPAs is the difference between the market value of the contracts at the time of acquisition and the contract value based on the terms of each contract. The solar and nuclear PPA liabilities are amortized over the life of the respective contract in relation to the expected realization of the underlying cash flows. Amortization of the solar and nuclear PPA liabilities is recorded in operating revenues.

For the three months ended March 31, 2026, the amortization of solar and nuclear PPA liabilities was not material. For the year ended December 31, 2025, the amortization of solar and nuclear PPA liabilities resulted in an increase of $129 million to operating revenue. For the three months ended March 31, 2026 and the year ended December 31, 2025, the amortization of the nuclear fuel contract assets was not material.

	Preliminary Fair Value	Estimated Weighted Average Useful Life
	(millions)
Nuclear fuel contract assets(a)	$410	12 years
Solar and nuclear PPA liabilities(b)	$917	11 years

(a)Nuclear fuel contract assets totaling $46 million and $364 million are included in other (current assets) and other (noncurrent assets), respectively.
(b)Solar and nuclear PPA liabilities totaling $129 million and $788 million are included in other liabilities (current liabilities) and other (noncurrent liabilities), respectively.

D.    Reflects the elimination of Dominion Energy's historical goodwill and the recognition of preliminary estimated goodwill as a result of the Mergers. The preliminary estimated goodwill is not tax deductible. Refer to Note 2 for the preliminary purchase price allocation.

E.Reflects the repayment, through the issuance of commercial paper, of $406 million of Dominion Energy Reliability Investment Demand Notes and the redemption of $991 million of issued and outstanding shares of Series C Preferred which are required to be redeemed before transaction closing per the Merger Agreement. For the three months ended March 31, 2026 and the year ended December 31, 2025, the interest expense associated with this issuance of commercial paper was not material.

F.Represents the additional estimated merger-related transaction costs yet to be expensed or accrued in NEE's historical financial statements through March 31, 2026. Estimated merger-related transaction costs include investment banker, advisory, legal, valuation and other professional fees. NEE's total estimated merger-related transaction costs amount to approximately $500 million, with less than $1 million in expense recognized through March 31, 2026 resulting in a pro forma adjustment of $500 million to other operations and maintenance. Approximately $250 million in fees are expected to be paid at closing and are reflected as a reduction to cash and cash equivalents with the remaining balance reflected in other current liabilities. These transaction costs are non-recurring.

G.Reflects an adjustment of $58 million to measure the long-term debt related to the unregulated operations, net of amounts due within one year, at its estimated fair value. For the three months ended March 31, 2026 and the year ended December 31, 2025, the amortization of the fair value adjustment to interest expense was not material.

H.Represents the estimated tax impact of the pro forma adjustments based on an assumed tax rate of 25.0%. The assumed tax rate reflects a blended average statutory rate based on the assumed jurisdiction for the pro forma adjustments and current structure. The effective tax rate of NEE following the acquisition could be different depending on post-acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the unaudited pro forma condensed combined statement of operations are estimated, the blended rate will likely vary from the actual effective tax rate in periods subsequent to the completion of the acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities. For the three months ended March 31, 2026 and the year ended December 31, 2025, the estimated tax benefit of $70 million and $375 million, respectively, is reflected in income tax expense (benefit). At March 31, 2026, the $88 million estimated tax benefit related to the merger-related transaction costs (see Note 4F) is reflected as a reduction in other (current liabilities) and the $224 million estimated tax impact of the pro forma adjustments is a deferred income tax asset and is reflected as a reduction in deferred income taxes (liability).

I.The following tables summarize the transaction accounting adjustments impacting the equity balances of NEE as combined with Dominion Energy:

	Elimination of Dominion Energy's Historical Equity	Stock Consideration (See Note 2)	Transaction Adjustments		Total Pro Forma Adjustments
	(millions)
Preferred stock	$—	$—	$(991)	(a)	$(991)
Common stock – par value	—	7,311	—		7,311
Additional paid-in capital	(25,931)	54,716	—		28,785
Retained earnings	(2,341)	—	(462)	(b)	(2,803)
Accumulated other comprehensive loss	116	—	—		116
Total	$(28,156)	$62,027	$(1,453)		$32,418

(a)Reflects the redemption of issued and outstanding shares of Series C Preferred before transaction closing as required per the Merger Agreement (see Note E).
(b)Reflects the after-tax estimated merger-related transaction costs (see Note 4F) and the incremental charitable contribution commitment (see Note 4K).

J.This adjustment reflects a straight-line recognition of the $2.25 billion customer bill credits to be provided by certain Dominion Energy subsidiaries over a 24-month period beginning subsequent to transaction closing. For the three months ended March 31, 2026, the recognition of customer bill credits resulted in a decrease of $281 million to operating revenue. For the year ended December 31, 2025, the recognition of customer bill credits resulted in a decrease of $1,125 million to operating revenue. Actual recognition pattern has not been determined.

K.Reflects the commitment of the $50 million over 5 years incremental charitable contributions commitment of NEE, subsequent to transaction closing, to be shared among Virginia, South Carolina and North Carolina, $10 million of which is reflected in other (current liabilities).

L.This adjustment removes current and noncurrent regulatory assets of $4 million and $484 million, respectively, and noncurrent regulatory liabilities of $84 million related to the defined benefit pension and other postretirement benefit plans after reflecting the impact of conforming to NEE's accounting policy related to the recognition of actuarial gains and losses on the defined benefit pension and other postretirement benefit plans from immediate recognition to an amortization approach for the unregulated operations and the removal of unrecognized gains and losses in applying purchase accounting. For the three months ended March 31, 2026, the impact of this change was not material. For the year ended December 31, 2025, the impact of this change was a decrease to net pension and other postretirement benefits credits of $151 million which is reflected in other – net.

M.This adjustment reclassifies $245 million of deferred investment tax credits (ITCs) related to the regulated operations from other (noncurrent labilities) to regulatory liabilities (noncurrent), as well as, removes the deferred ITCs related to the unregulated operations of $1,278 million in other (noncurrent liabilities) and the related $320 million deferred income tax asset in deferred income taxes (liability) to reflect the net impact of conforming with NEE's accounting policy of recognizing ITCs as a reduction to income tax expense when the related energy property is placed into service versus deferring ITCs and recognizing over the depreciable life of the related energy property. For the three months ended

March 31, 2026, the net impact was not material. For the year ended December 31, 2025, the net impact was an increase of $375 million to income tax benefit.

N.The unaudited pro forma combined basic and diluted earnings per share calculations are based on the average basic and diluted shares of NEE. The following table summarizes the computation of the unaudited pro forma combined basic and diluted earnings per share:

		Three months ended March 31, 2026	Year ended December 31, 2025
		(millions, except per share amounts)
Numerator – Pro forma combined net income from continuing operations attributable to NEE		$2,593	$8,950

Denominator:
Weighted-average number of NEE shares outstanding – basic		2,082.5	2,064.5
Shares of NEE common stock issued		731.1	731.1
Pro forma NEE shares outstanding – basic		2,813.6	2,795.6
Equity units, stock options, performance share awards, restricted stock and exchangeable notes		9.9	6.1
Pro forma NEE shares outstanding – assuming dilution		2,823.5	2,801.7

Pro forma earnings from continuing operations per share attributable to NEE:
Basic	1.0	$0.92	$3.20
Assuming dilution	1.0	$0.92	$3.19